EXHIBIT 5.1

May 23, 2008

Board of Directors
DigitalFX International, Inc.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120

Ladies and Gentlemen:

I have acted, at your request, as special counsel to DigitalFX International, Inc. (“DigitalFX”), a Florida corporation, for the single purpose of rendering an opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by DigitalFX under the Securities Act of 1933, as amended (the “Securities Act”). DigitalFX has provided me with a prospectus (the “Prospectus”) which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by DigitalFX of:

•	a number of shares of common stock, $0.001 par value per share, of DigitalFX (the “Common Stock”) to be determined;

•	a number of shares of preferred stock, $0.01 par value per share, of DigitalFX (the “Preferred Stock”) to be determined; and

•
senior debt securities, in an amount or amounts to be determined and in one or more series (the “Debt Securities”), which may be issued pursuant to forms of debt securities and/or any indentures containing the terms of the debt securities being offered (collectively the “Debt Documents”) as filed with the applicable Prospectus Supplement(s);

For the purpose of rendering my opinion herein, I have reviewed the Constitution and Statutes of the State of Florida, published decisions of Florida courts to the extent I deem relevant to the matter opined upon herein, certified or purported true copies of the Articles of Incorporation of DigitalFX and all amendments thereto (“Articles of Incorporation”), the Bylaws of DigitalFX and all amendments thereto (“Bylaws”), selected proceedings of the board of directors and of the stockholders of DigitalFX approving the amendments to the Articles of Incorporation, authorizing the issuance of the outstanding shares of Common Stock and appointing Continental Stock Transfer & Trust Company (the “Transfer Agent”), a firm registered in compliance with Section 17A of the Securities Exchange Act of 1934, as amended, as DigitalFX’s transfer agent, certificates of officers of DigitalFX and of public officials, records of the Transfer Agent and such other documents of DigitalFX and of public officials as I have deemed necessary and relevant to the matters opined upon herein. I have assumed the due and proper election or appointment of all persons signing and purporting to sign the documents in their respective capacities, as stated therein, the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents.

With respect to my opinion as to the Common Stock, I have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to my opinion as to the Preferred Stock, I have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. I have also assumed that (i) with respect to securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to securities being issued upon conversion of any convertible Debt Securities, the applicable convertible Debt Securities will be valid and legally binding obligations of DigitalFX, enforceable against DigitalFX in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Based upon the review described above, it is my opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of DigitalFX; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon DigitalFX and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over DigitalFX; and (iv) the certificates for the Common Stock have been duly executed by DigitalFX, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of DigitalFX; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon DigitalFX and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over DigitalFX; and (iv) the certificates for the Preferred Stock have been duly executed by DigitalFX, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Debt Documents and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Debt Documents have been duly authorized by DigitalFX by all necessary corporate action; (iii) the Debt Documents have been duly executed and delivered by DigitalFX; (iv) the issuance and terms of the Debt Securities have been duly authorized by DigitalFX by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Debt Documents, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon DigitalFX, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DigitalFX; and (vi) the Debt Securities have been duly executed and delivered by DigitalFX pursuant to the Debt Documents and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Debt Documents and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of DigitalFX, enforceable against DigitalFX in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

I have not examined the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-3, and I express no opinion with respect thereto. My forgoing opinion is strictly limited to matters of Florida corporate law; and, I do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Florida, as specified herein.

I consent to the use of my opinion as an exhibit to the Registration Statement and to the reference thereto under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours,
/s/ Jackson L. Morris
Jackson L. Morris